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Exhibit 10.7

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is made effective as of the 25th day of July, 2005 (the "Effective Date"), by and between Whitney Information Network, Inc., a Colorado corporation ("Whitney"), and EduTrades, Inc., a Nevada corporation ("EduTrades").

        WHEREAS, on the Effective Date, EduTrades was formed as a wholly-owned subsidiary of Whitney;

        WHEREAS, EduTrades intends to conduct an initial public offering ("IPO") whereby a portion of EduTrades' common stock will be offered and sold to the public;

        WHEREAS, following the IPO, EduTrades will be a majority-owned subsidiary of Whitney; and

        WHEREAS, the parties wish to enter into this Agreement to set forth their agreements and understandings with respect to how securities of EduTrades now or hereafter owned by Whitney will be voted following the consummation of the IPO.

        NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Voting Agreement.    Commencing on the date of the consummation of the IPO and for a period of five years thereafter (the "Term"), Whitney agrees that the voting securities it now owns or hereafter acquires in EduTrades will be voted by a majority vote of the independent directors serving on the Board of Directors of Whitney (the "Whitney Board") with respect to any vote submitted to the shareholders of EduTrades at any annual or special meeting of the shareholders of EduTrades. In the event there are no independent directors serving on the Whitney Board at the time of any such meeting during the Term, Whitney agrees that the voting securities it now owns or hereafter acquires in EduTrades will be voted by the remaining directors serving on the Whitney Board at any such meeting in the same manner as the majority of the voting securities not owned by Whitney are voted at such meeting.

        2.    Covenants of Whitney.    Whitney agrees to use its commercial best efforts to ensure that the agreements made by it hereunder are effective and that EduTrades the parties hereto received the benefits thereof. Such actions include, without limitation, the use of Whitney's commercial best efforts to cause the directors serving on the Whitney Board to comply with the terms of this Agreement. Whitney will not avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by Whitney, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonable in order to protect the rights of EduTrades hereunder against impairment.

        3.    Manner of Voting.    The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

        4.    Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

        5.    Equitable Remedies.    Each of the parties hereto acknowledges and agrees that the legal remedies available to a party in the event the other party breaches the covenants and agreements made in this Agreement would be inadequate, and that such non-breaching party shall be entitled, without posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance, and other equitable remedies in the event of such a violation, in addition to any other remedies which such non-breaching party may have at law or in equity.

        6.    Coupled with an Interest.    To the extent this Agreement or any provision hereof is deemed or construed by any court or other legal authority having jurisdiction as a proxy, then with respect to each party, this Agreement is coupled with an interest and is irrevocable except as expressly set forth herein.

        7.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.    Enforceability; Severability.    The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

        9.    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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        IN WITNESS WHEREOF, the parties have executed this Voting Agreement to be effective as of the date first set forth above.

WHITNEY INFORMATION NETWORK, INC.
Russ Whitney Chief Executive Officer
EDUTRADES, INC.
/s/ NICHOLAS S. MATURO Nicholas S. Maturo President

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VOTING AGREEMENT